AMENDMENT NO. 5
                                       TO
                        SHAREHOLDER MAINTENANCE AGREEMENT

The Shareholder Maintenance Agreement between The AAL Mutual Funds and AAL Capital Management Corporation, as amended, effective January 8, 1997, is hereby amended, June 1, 1998, as follows:

         The Shareholder Maintenance Agreement, is amended to adjust the payment the Funds will pay to AAL Capital Management Corporation, which will be the difference between the Firstar Trust Company published transfer agency fees and the fees actually charged to the Funds, plus out-of-pocket costs which would otherwise be charged to the Funds by Firstar.

IN WITNESS WHEREOF the parties have caused this Amendment to be signed by the respective officers effective June 1, 1998.



ATTEST:                                      THE AAL MUTUAL FUNDS


By:  /s/ Robert G. Same                      By:  /s/ Ronald G. Anderson
     ----------------------------------           ------------------------------
     Robert G. Same, Secretary                    Ronald G. Anderson, President



ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION


By:  /s/ Robert G. Same                      By:  /s/ Ronald G. Anderson
     ----------------------------------           ------------------------------
     Robert G. Same, Secretary                    Ronald G. Anderson, President

                        SHAREHOLDER MAINTENANCE AGREEMENT
                                   SCHEDULE A
                            (EFFECTIVE June 1, 1998)

                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                            The AAL Money Market Fund
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
      The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
            The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)
                           The AAL International Fund
                          The AAL Small Cap Stock Fund
                          The AAL High Yield Bond Fund
                              The AAL Balanced Fund